Exhibit 99.3

Unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, the nine months ended September 30, 2020, the nine months ended September 30, 2019 and the twelve months ended September 30, 2020 are based on the individual historical consolidated financial statements of Rent-A-Center and Acima, respectively, included elsewhere or incorporated by reference in this offering memorandum. The unaudited pro forma condensed combined statements of operations give effect to the Transactions described under the section entitled “The Transactions” as if they had occurred on January 1, 2019, and for purposes of the pro forma condensed combined balance sheet, as if they had occurred on September 30, 2020.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are directly attributable to the Transactions and are factually supportable. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

•	the Transactions and changes in assets and liabilities to record the preliminary estimates of their respective fair value in accordance with purchase accounting;

•	changes in depreciation and amortization expense resulting from the preliminary fair value adjustments to the identifiable net tangible assets and amortizable intangible assets of Acima in the Transactions;

•	changes in indebtedness incurred in connection with the Transactions;

•	certain transaction fees and debt issuance costs incurred in connection with the Transactions;

•	changes in interest expense resulting from the Transactions, including amortization of estimated debt issuance costs;

•	changes in stock-based compensation expense resulting from the Transactions;

•	a preliminary estimate of the effect of the above adjustments on deferred income tax assets, liabilities and related expense; and

•	the equity impact of the Transactions and the corresponding elimination of historical equity balances of Acima.

The consummation of the Transactions is subject to the satisfaction of customary closing conditions, including the absence of a material adverse change in the Rent-A-Center business or Acima business as set forth in the Merger Agreement. See the section entitled “The Transactions”.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Rent-A-Center management believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “Risk factors,” “The Transactions,” “Use of proceeds,” “Summary historical consolidated financial information of Rent-A-Center,” “Summary historical consolidated financial information of Acima,” “Management’s discussion and analysis of financial condition and results of operations of Rent-A-Center,” “Management’s discussion and analysis of financial condition and results of operations of Acima,” as well as the audited and unaudited historical financial statements and related notes of each of Rent-A-Center and Acima included elsewhere or incorporated by reference in this offering memorandum. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined balance sheet
as of September 30, 2020
(Dollars in thousands)

	Historical		Transaction		Other transaction
	Rent-A- Center	Acima as presented (1)	accounting adjustments	Note	accounting adjustments	Note	Pro forma combined
ASSETS
Cash and cash equivalents	$227,398	$25,408	$(1,246,263)	3	$1,234,491	4	$241,034
Receivables, net of allowance for doubtful accounts	75,471	25,477	-		-		100,948
Prepaid expenses and other assets	40,172	851	(203)	3	-		40,820
Rental merchandise, net
On rent	680,955	315,430	(3,216)	3	-		993,169
Held for rent	119,903	-	-		-		119,903
Merchandise held for installment sale	4,287	-	-		-		4,287
Property assets, net of accumulated depreciation	145,298	12,485	169,034	3	-		326,817
Operating lease right-of-use	280,845	-	9,123	3	-		289,968
Deferred tax asset	14,889	-	-		-		14,889
Goodwill	70,217	-	308,678	3	-		378,895
Other intangible assets, net	8,130	-	440,000	3	-		448,130

Total assets	$1,667,565	$379,651	$(322,847)		$1,234,491		$2,958,860

LIABILITIES
Accounts payable - trade	176,304	1,241	-		-		177,545
Accrued liabilities	305,919	38,671	26,627	3	-		371,217
Operating lease liabilities	283,784	-	9,294	3	-		293,078
Deferred tax liability	168,622	-	(94,193)	3	-		74,429
Senior debt, net	190,599	152,500	(152,500)	3	1,234,491	4	1,425,090

Total liabilities	$1,125,228	$192,412	$(210,772)		$1,234,491		$2,341,359

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value	1,103	-	27	3	-		1,130
Additional paid-in capital	878,965	-	102,137	3	-		981,102
Retained earnings	1,051,760	-	(27,000)	3	-		1,024,760
Treasury stock at cost	(1,375,541)	-	-		-		(1,375,541)
Accumulated other comprehensive loss	(13,950)	-	-		-		(13,950)
Equity	-	187,239	(187,239)	3	-		-
Total stockholders' equity	$542,337	$187,239	$(112,075)		$-		$617,501
Total liabilities and stockholders' equity	$1,667,565	$379,651	$(322,847)		$1,234,491		$2,958,860

(See the accompanying notes.)

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019
(Dollars in thousands)

	Historical		Transaction		Other transaction
	Rent-A- Center (1)	Acima as presented (2)	accounting adjustments	Note	accounting adjustments	Note	Pro forma combined
Revenues
Store
Rentals and fees	$2,224,402	$668,022	$-		$-		$2,892,424
Merchandise sales	304,630	198,435	-		-		503,065
Installment sales	70,434	-	-		-		70,434
Other	4,795	-	-		-		4,795
Total store revenues	2,604,261	866,457	-		-		3,470,718
Franchise
Merchandise sales	49,135	-	-		-		49,135
Royalty income and fees	16,456	-	-		-		16,456
Total revenues	2,669,852	866,457	-		-		3,536,309
Cost of revenues
Store
Cost of rentals and fees	634,878	355,153	-		-		990,031
Cost of merchandise sold	319,006	254,893	-		-		573,899
Cost of installment sales	23,383	-	-		-		23,383
Total cost of store revenues	977,267	610,046	-		-		1,587,313
Franchise cost of merchandise sold	48,514	-	-		-		48,514
Total cost of revenues	1,025,781	610,046	-		-		1,635,827
Gross profit	1,644,071	256,411	-		-		1,900,482
Operating expenses
Store expenses
Labor	630,096	18,571	-		-		648,667
Other store expenses	617,106	88,088	500	3	-		705,694
General and administrative expenses	142,634	10,720	143,591	3	-		296,945
Depreciation and amortization	61,104	2,868	78,846	3	-		142,818
Other (gains) and charges	(60,728)	-	-		2,698	4	(58,030)
Total operating expenses	1,390,212	120,247	222,937		2,698		1,736,094
Operating profit	253,859	136,164	(222,937)		(2,698)		164,388
Debt refinancing charges	2,168	-	-		-		2,168
Interest expense	31,031	12,863	-		46,684	4	90,578
Interest income	(3,123)	-	-		-		(3,123)
Earnings before income taxes	223,783	123,301	(222,937)		(49,382)		74,765
Income tax expense (benefit)	50,237	-	4,239	3	(12,346)	4	42,130
Net earnings	$173,546	$123,301	$(227,176)		$(37,036)		$32,635

(See the accompanying notes.)

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020
(Dollars in thousands)

	Historical
	Rent-A- Center (1)	Acima as presented (2)	Transaction accounting adjustments	Note	Other transaction accounting adjustments	Note	Pro forma combined
Revenues
Store
Rentals and fees	$1,682,310	$672,539	$-		$-		$2,354,849
Merchandise sales	300,693	241,573	-		-		542,266
Installment sales	48,970	-	-		-		48,970
Other	2,341	-	-		-		2,341
Total store revenues	2,034,314	914,112	-		-		2,948,426
Franchise
Merchandise sales	49,553	-	-		-		49,553
Royalty income and fees	13,833	-	-		-		13,833
Total revenues	2,097,700	914,112	-		-		3,011,812
Cost of revenues
Store
Cost of rentals and fees	489,606	341,284	-		-		830,890
Cost of merchandise sold	296,894	308,286	-		-		605,180
Cost of installment sales	16,830	-	-		-		16,830
Total cost of store revenues	803,330	649,570	-		-		1,452,900
Franchise cost of merchandise sold	49,632	-	-		-		49,632
Total cost of revenues	852,962	649,570	-		-		1,502,532
Gross profit	1,244,738	264,542	-		-		1,509,280
Operating expenses
Store expenses
Labor	434,216	16,514	-		-		450,730
Other store expenses	463,292	68,498	(308)	3	-		531,482
General and administrative expenses	113,694	11,413	87,443	3	-		212,550
Depreciation and amortization	43,071	2,783	43,503	3	-		89,357
Other (gains) and charges	7,768	-	-		-		7,768
Total operating expenses	1,062,041	99,208	130,638		-		1,291,887
Operating profit	182,697	165,334	(130,638)		-		217,393
Interest expense	11,958	9,121	-		46,855	4	67,934
Interest income	(561)	-	-		-		(561)
Earnings before income taxes	171,300	156,213	(130,638)		(46,855)		150,020
Income tax expense (benefit)	19,485	-	28,254	3	(11,714)	4	36,025
Net earnings	$151,815	$156,213	$(158,892)		$(35,141)		$113,995

(See the accompanying notes.)

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019
(Dollars in thousands)

	Historical
	Rent-A- Center (1)	Acima as presented (2)	Transaction accounting adjustments	Note	Other transaction accounting adjustments	Note	Pro forma combined
Revenues
Store
Rentals and fees	$1,665,829	$474,000	$-		$-		$2,139,829
Merchandise sales	240,864	144,928	-		-		385,792
Installment sales	49,658	-	-		-		49,658
Other	2,962	-	-		-		2,962
Total store revenues	1,959,313	618,928	-		-		2,578,241
Franchise
Merchandise sales	30,307	-	-		-		30,307
Royalty income and fees	12,370	-	-		-		12,370
Total revenues	2,001,990	618,928	-		-		2,620,918
Cost of revenues
Store
Cost of rentals and fees	473,001	251,648	-		-		724,649
Cost of merchandise sold	250,000	184,209	-		-		434,209
Cost of installment sales	16,133	-	-		-		16,133
Total cost of store revenues	739,134	435,857	-		-		1,174,991
Franchise cost of merchandise sold	29,923	-	-		-		29,923
Total cost of revenues	769,057	435,857	-		-		1,204,914
Gross profit	1,232,933	183,071	-		-		1,416,004
Operating expenses
Store expenses
Labor	473,221	13,314	-		-		486,535
Other store expenses	463,385	61,734	(251)	3	-		524,868
General and administrative expenses	105,822	7,484	87,443	3	-		200,749
Depreciation and amortization	45,788	2,068	59,218	3	-		107,074
Other (gains) and charges	(41,308)	-	-		2,698	4	(38,610)
Total operating expenses	1,046,908	84,600	146,410		2,698		1,280,616
Operating profit	186,025	98,471	(146,410)		(2,698)		135,388
Debt refinancing charges	2,168	-	-		-		2,168
Interest expense	26,214	9,929	-		31,791	4	67,934
Interest income	(2,956)	-	-		-		(2,956)
Earnings before income taxes	160,599	88,542	(146,410)		(34,489)		68,242
Income tax expense (benefit)	27,544	-	7,394	3	(8,622)	4	26,316
Net earnings	$133,055	$88,542	$(153,804)		$(25,867)		$41,926

(See the accompanying notes.)

Unaudited pro forma condensed combined statement of operations for the last twelve months ended September 30, 2020
(Dollars in thousands)

	Historical
	Rent-A- Center(1)	Acima as presented (2)	Transaction accounting adjustments	Note	Other transaction accounting adjustments	Note	Pro forma combined
Revenues
Store
Rentals and fees	$2,240,883	$866,561	$-		$-		$3,107,444
Merchandise sales	364,459	295,080	-		-		659,539
Installment sales	69,746	-	-		-		69,746
Other	4,174	-	-		-		4,174
Total store revenues	2,679,262	1,161,641	-		-		3,840,903
Franchise
Merchandise sales	68,381	-	-		-		68,381
Royalty income and fees	17,919	-	-		-		17,919
Total revenues	2,765,562	1,161,641	-		-		3,927,203
Cost of revenues
Store
Cost of rentals and fees	651,483	444,789	-		-		1,096,272
Cost of merchandise sold	365,900	378,970	-		-		744,870
Cost of installment sales	24,080	-	-		-		24,080
Total cost of store revenues	1,041,463	823,759	-		-		1,865,222
Franchise cost of merchandise sold	68,223	-	-		-		68,223
Total cost of revenues	1,109,686	823,759	-		-		1,933,445
Gross profit	1,655,876	337,882	-		-		1,993,758
Operating expenses
Store expenses
Labor	591,091	21,772	-		-		612,863
Other store expenses	617,013	94,854	(59)		-		711,808
General and administrative expenses	150,506	14,649	116,591	3	-		281,746
Depreciation and amortization	58,387	3,583	63,131	3	-		125,101
Other (gains) and charges	(11,652)	-	-		-		(11,652)
Total operating expenses	1,405,345	134,858	179,663		-		1,719,866
Operating profit	250,531	203,024	(179,663)		-		273,892
Interest expense	16,775	12,055	-		61,748	4	90,578
Interest income	(728)	-	-		-		(728)
Earnings before income taxes	234,484	190,969	(179,663)		(61,748)		184,042
Income tax expense (benefit)	42,178	-	31,974	3	(15,437)	4	58,715
Net earnings	$192,306	$190,969	$(211,637)		$(46,311)		$125,327

(See the accompanying notes.)

Notes to unaudited pro forma condensed combined financial information

Note 1- Basis of presentation

The Merger will be accounted for as an acquisition in accordance with ASC 805, Business Combinations (“ASC 805”) and the purchase price will be allocated to the fair value of Acima’s identifiable assets acquired and liabilities assumed.

The preliminary purchase price for the Merger is estimated as listed below, subject to certain closing adjustments. The preliminary purchase price includes $1.22 billion in cash, net of cash acquired and 2.6 million shares of Rent-A-Center common shares to be issued in exchange for outstanding Class A and Class B units of Acima. These Rent-A-Center common shares included in the purchase price are issued to non-Acima employees and are subject to certain transfer restrictions post-merger pursuant to the lock-up agreement. These Rent-A-Center shares subject to a lock-up agreement will be released from their transfer restrictions over a period of 18 months, in three tranches each in 6-month intervals after the closing date of the Merger. As each tranche of common shares is released based on the terms of the lock-up agreement, the fair value of the Rent-A-Center common shares issued at closing of the Merger have been adjusted to reflect the effects of the respective lockup periods. The Rent-A-Center shares to be issued to Acima employees are subject to certain vesting conditions over a 36-month period and thus have been excluded from the purchase price and instead will be accounted for post-Merger as stock-based compensation expense subject to ASC Topic 718, “Stock-based Compensation” (“ASC 718”).

The preliminary purchase price allocated below has been developed based on preliminary estimates of fair value using the historical financial statements and information of Acima as of September 30, 2020. In addition, the allocation of the preliminary purchase price to acquired identifiable assets and assumed liabilities is based on the preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed used by management to prepare the unaudited pro forma condensed combined financial information. The preliminary purchase price and purchase price allocation are presented as follows:

(Dollars in thousands)	Purchase Price	Post-Combination Expense	Total
Cash consideration paid to unit holders	$1,093,763		$1,093,763
Cash consideration paid to extinguish Acima historical debt	152,500		152,500
Equity consideration (subject to lock-up)[1]
Equity subject to 6 month lock-up period	35,240		35,240
Equity subject to 12 month lock-up period	33,926		33,926
Equity subject to 18 month lock-up period	32,998		32,998
Equity consideration (subject to restricted stock agreement)		349,773	349,773
Total	$1,348,427	$349,773	$1,698,200

1 The estimated fair value of the equity consideration subject to the Lock-up Agreement has been determined based on the Rent-A-Center share price as of close on January 28, 2021 and discounted to reflect the timing of the release of the shares from the lock-up agreement.

The value of Rent-A-Center shares issued to non-Acima employees included in the purchase price will vary based on the market price of Rent-A-Center’s common shares upon closing of the Merger. Management of Rent-A-Center believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

	Rent-A-Center's Share Price	Purchase Price (Equity Portion)
As presented	$43.20	$102,164
10% increase	47.52	10,216
10% decrease	38.88	(10,216)

Preliminary purchase consideration:
Estimated purchase price	$1,323,019

Assets acquired:
Receivables, net of allowance for doubtful accounts	25,477
Prepaid expenses and other assets	648
Rental merchandise, net	312,214
Property assets, net of accumulated depreciation	181,519
Intangible assets	440,000
Operating lease right-of-use	9,123
Total assets acquired	968,981
Liabilities assumed:
Accounts payable – trade	1,241
Accrued liabilities	38,298
Operating lease liability	9,294
Deferred tax liability	(94,193)
Total liabilities and redeemable noncontrolling interest assumed	(45,360)

Net assets acquired, excluding goodwill	1,014,341

Goodwill (consideration transferred above net assets acquired)	$308,678

Preliminary purchase price allocation:

Any difference between the fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed is presented as goodwill.

The unaudited pro forma condensed combined statement of operations also includes certain accounting adjustments related to the Transactions, including items expected to impact the combined results, such as amortization expense on acquired intangible assets and stock-based compensation expense for Rent-A-Center shares issued as part of the Transactions.

The final allocation of the purchase price and acquisition accounting will be determined at a later date and is dependent on a number of factors, including the final valuation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the Transactions, the final valuation of the Rent-A-Center shares issued and included in the purchase price as of the closing date and the resolution of any purchase price adjustments pursuant to the Merger Agreement. Accordingly, the final purchase price allocation and acquisition accounting may change upon the receipt of additional and more detailed information, and such changes could result in a material change to the unaudited pro forma condensed combined financial information. The acquisition accounting and related depreciation and amortization reflected in the unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and may change upon the receipt of additional and more detailed information. Such changes could result in a material change to the unaudited pro forma condensed combined financial information. Rent-A-Center expects to finalize the purchase price allocation as soon as practicable after completing the Merger.

Additionally, the unaudited pro forma condensed combined statement of operations includes certain financing adjustments related to the ABL Credit Facility, the Term Loan Facility and the unsecured notes, each of which is expected to have an effect on the combined results. The unaudited pro forma condensed combined statement of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Transactions or any related restructuring costs.

Upon the consummation of the Merger, Acima’s accounting policies will be conformed to those of Rent-A-Center. Rent-A-Center and Acima have identified preliminary adjustments to conform Acima’s accounting policies to those of Rent-A-Center based upon currently available information and assumptions management believes to be reasonable. The unaudited pro forma condensed combined balance sheet and statement of operations have been adjusted to reflect these changes as further described in Note 3 – Transaction accounting pro forma adjustments and accounting policy adjustments for additional information.

We are not aware of any other material differences between the accounting policies of the two companies, except for the adjustments described in Note 3 – Transaction accounting pro forma adjustments and accounting policy adjustments and the adjustments described in Note 2 – Reclassifications to reclassify certain balances presented in the historical financial statements of Acima to conform presentation to that of Rent-A-Center. Additional differences between the accounting policies of the two companies may be identified that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Note 2 – Reclassifications

The unaudited condensed combined pro forma financial statements have been adjusted to reflect certain reclassifications of Acima’s financial statements to conform to Rent-A-Center’s financial statement presentation.

Financial information presented in the “Acima historical” column in the unaudited condensed combined pro forma balance sheet as of September 30, 2020 has been reclassified to conform to the presentation of Rent-A-Center as indicated in the table below:

Presentation in Acima historical financial statements	Presentation in unaudited pro forma combined financial statements	As of September 30, 2020
Lease receivables, net	Receivables, net of allowance for doubtful accounts	$24,960
	Accrued liabilities	5,324
Leased assets, net	Rental merchandise, net - On rent	315,430
Intangible asset, net	Property assets, net of accumulated depreciation	10,966
Other assets, net	Property assets, net of accumulated depreciation	1,519
	Prepaid expenses and other assets	850
	Receivables, net of allowance for doubtful accounts	518
Lease liabilities	Accrued liabilities	17,697
Operating liabilities	Accounts payable - trade	1,241
	Accrued liabilities	2,444
Income tax distributions payable	Equity	49,900
Sales tax obligation, net	Equity	9,551
	Accrued liabilities	13,206
Senior debt	Senior debt, net	150,000
Junior debt	Senior debt, net	2,500

Financial information presented in the “Acima historical” column in the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2019, nine months ended September 30, 2020, nine months ended September 30, 2019, and 12 months ended September 30, 2020 have been reclassified to conform to that of Rent-A-Center as indicated in the table below:

Presentation in Acima historical financial statements	Presentation in unaudited pro forma combined financial statement	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
Lease portfolio revenues, net	Rentals and fees	$668,022	$672,539	$474,000	$866,561
	Merchandise sales	198,435	241,573	144,928	295,080
Depreciation of leased assets	Cost of rentals and fees	348,023	334,435	246,559	435,899
	Cost of merchandise sold	254,893	308,286	184,209	378,970
	Other store expenses	66,161	49,852	45,683	70,330
Direct lease costs	Other store expenses	18,446	16,070	13,441	21,077
	Cost of rentals and fees	7,130	6,849	5,089	8,890
	Depreciation and amortization	2,582	2,473	1,853	3,202
Senior debt facility	Interest expense	12,382	8,861	9,538	11,705
Junior debt	Interest expense	481	260	391	350
Payroll costs, net	Labor	18,571	16,514	13,314	21,772
	General and administrative expenses	4,777	4,809	3,450	6,137
Equity-based compensation	General and administrative expenses	720	995	532	1,183
Other operating costs	General and administrative expenses	5,223	5,609	3,502	7,330
	Other store expenses	3,482	2,576	2,611	3,447
	Depreciation and amortization	286	310	214	382

Note 3 - Transaction accounting pro forma adjustments and accounting policy alignments

(a) Accounting policy adjustments

As stated in Note 1 – Basis of Presentation, as part of preparing the unaudited pro forma condensed combined financial information, Rent-A-Center and Acima conducted an initial review of the accounting policies of Acima to determine if differences in accounting policies potentially require recasting of assets or liabilities to conform to Rent-A-Center’s accounting policies. Preliminarily identified accounting policy adjustments are presented below.

Unaudited condensed combined pro forma balance sheet as of September 30, 2020

Presentation in Acima historical financial statements	Presentation in unaudited pro forma combined financial statement	Nine months ended September 30, 2020
Rental merchandise, net - On rent[1]	Equity	$(3,216)
- [2]	Operating lease right-of-use	9,123
	Accrued liabilities	(373)
	Prepaid expenses and other assets	(202)
	Operating lease liability	9,294

1 To reflect the expensing of previously capitalized direct lease cost out of Rental merchandise, net - On rent to Other store expenses

2 To reflect the adoption of ASC 842 Leases

Unaudited condensed combined pro forma statement of operations for the year ended December 31, 2019, nine months ended September 30, 2020, nine months ended September 30, 2019, and 12 months ended September 30, 2020

	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
Other store expenses[1]	$500	$(308)	$(251)	$(59)
Income tax expense (benefit)[2]	30,700	39,130	22,199	47,757

1 To reflect the expensing of previously capitalized direct lease cost out of Rental merchandise, net - On rent to Other store expense

2 To reflect the change in tax structure of Acima to a taxable entity

(b) Reflects the decrease in cash for cash consideration of $1.25 billion transferred as part of the Transactions.

(c) Includes adjustments to record acquired assets at estimated acquisition-date fair values. The estimated fair values of these assets are based on the preliminary valuations performed for the preparation of the pro forma financial information and are subject to the final valuations that will be completed after consummation of the Transactions. The respective net adjustments have been calculated as follows:

	Receivables	Prepaid expenses and other assets	Rental merchandise, net - On rent	Property assets	Operating lease right-of- use	Other intangible assets
Fair value of acquired assets	$25,477	$648	$312,214	$181,519	$9,123	$440,000
Elimination of pre-acquisition assets	25,477	648	312,214	12,485	9,123	-
Net adjustment	$-	$-	$-	$169,034	$-	$440,000

Goodwill
Goodwill in preliminary purchase price allocation	$378,895
Elimination of Rent-A-Center's pre-acquisition goodwill	(70,217)
Net adjustment	$308,678

(d) Amounts allocated to Other intangible assets, net, as well as the estimated useful lives are based on preliminary fair value estimates and are subject to change. The estimated fair value and useful life of Other intangible assets, net acquired are as follows:

Asset class	Estimated preliminary fair value	Estimated remaining useful life (in years)
Trade name	40,000	7
Merchant relationships	380,000	10
Relationship with existing lessees	20,000	1
Estimated fair value of Other intangible assets, net	$440,000

Includes adjustments to amortization expense resulting from the change in the estimated fair value of Other intangible assets, net acquired in the Transactions. The net adjustment to amortization expense is presented within the unaudited condensed combined pro forma statements of operations as follows:

	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
Total depreciation and amortization	$63,714	$32,786	$47,786	$48,714
Elimination of pre-acquisition historical depreciation and amortization	-	-	-	-

Net adjustment to property assets, net of accumulated depreciation	$63,714	$32,786	$47,786	$48,714

(e) Amounts allocated to Property assets, net of accumulated depreciation, as well as the estimated useful lives are based on preliminary fair value estimates and are subject to change. The estimated fair value and useful life of Property assets, net of accumulated depreciation acquired are as follows:

Asset Class	Estimated Preliminary Fair Value	Estimated Remaining Useful Life (in years)
Developed technology	$180,000	10
Estimated fair value of Property assets, net of accumulated depreciation	180,000

Includes adjustments to depreciation expense resulting from the change in the estimated fair value of Property assets, net of accumulated depreciation acquired in the Transactions. The net adjustment to depreciation expense is presented within the unaudited condensed combined pro forma statements of operations as follows:

	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
Total depreciation and amortization	$18,000	$13,500	$13,500	$18,000
Elimination of pre-acquisition historical Depreciation and amortization	(2,868)	(2,783)	(2,068)	(3,583)

Net adjustment to Other intangible assets, net	$15,132	$10,717	$11,432	$14,417

(f) Reflects a $87.4 million decrease to Deferred tax liability based on a blended federal and state statutory rate of approximately 25% multiplied by the fair value adjustments related stock-based compensation that qualifies as post combination expense in accordance with ASC 718 Compensation – stock compensation.

(g) Reflects the extinguishment of the historical Acima debt of $152.5 million that was settled upon the closing of the Transactions.

(h) Reflects the estimated increase in shares of Rent-A-Center common shares and capital in excess of par resulting from the issuance of shares of Rent-A-Center to Acima unit holders.

(i) Reflects the elimination of Acima’s historical equity balances at September 30, 2020 of $184.0 million and property assets of $11.0 million in accordance with the acquisition method of accounting.

(j) Reflects the $27.0 million expense incurred as part of the execution of the Transactions which includes, among others, fees paid for financial advisors, legal services, and professional accounting services, and the related deferred tax asset of $6.8 million at a statutory rate of approximately 25%, which is presented as a decrease to Deferred tax liability.

(k) Reflects the pro forma adjustment for stock-based compensation related to the issuance of Rent-A-Center common shares to Class A and Class B Acima employee unit holders, which are subject to vesting over the continued employment, as follows:

	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
General and administrative expenses	$116,591	$87,443	$87,443	$116,591

(l) Reflects tax effect of the Transactions accounting pro forma adjustments above at the blended federal and state statutory rate of approximately 25%, as follows:

	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
Income tax expense (benefit)	$(26,462)	$(10,876)	$(14,805)	$(15,783)

Note 4 - Other Transaction Accounting Pro Forma Adjustments

Pro Forma Condensed Combined Balance Sheet as of September 30, 2020:

(n) As part of the acquisition of Acima, Rent-A-Center will incur approximately $1.468 billion in new debt financing. This debt will consist of three individual debt arrangements; (i) the ABL Credit Facility, (ii) the Term Loan Facility and (iii) the unsecured notes. The debt will have an assumed blended weighted average interest rate of 5.6%. These financing arrangements will be used to pay the aggregate cash component of the merger consideration, settle Acima’s pre-existing debt obligations of $152.5 million, and settle Rent-A-Center’s pre-existing debt obligation of $190.6 million, net of unamortized issuance discount and debt issuance costs of $7.4 million.

(dollars in thousands)	As of September 30, 2020
Proceeds from the ABL Credit Facility	$143,200
Proceeds from the Term Loan Facility	875,000
Proceeds from the unsecured notes	450,000
Total proceeds from Financing	1,468,200
Less: Debt issuance costs	(43,110)
Less: Elimination of historical debt	(190,599)
Net adjustment to Senior debt, net	$1,234,491

(o) Reflects the increase to debt (net of $43.1 million of debt issuance costs) of the three individual financing arrangements incurred as part of the Transactions, less the effects of refinancing of Rent-A-Center’s pre-existing debt obligation of $190.6 million, net of unamortized issuance discount and debt issuance costs, upon consummation of the Transactions.

A sensitivity analysis on incremental interest expense related to the ABL Credit Facility, the Term Loan Facility and the unsecured notes incurred for purposes of financing the transaction has been performed to assess the effects that a change of 0.125% of the hypothetical assumed interest rate would have on the interest expense related to the financing arrangements. The table below sets forth the impact that a 0.125% increase or decrease in the hypothetical assumed interest rate would have on interest expense for the relevant periods.

	Twelve months ended September 30, 2020	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Year Ended December 31, 2019
1/8% increase	1,835	1,376	1,376	1,835
1/8% decrease	(741)	(556)	(556)	(741)

Unaudited condensed combined pro forma statement of operations for the year ended December 31, 2019, nine months ended September 30, 2020, nine months ended September 30, 2019, and 12 months ended September 30, 2020

(p) Reflects the net increase to interest resulting from interest on the new debt to finance the acquisition of Acima, elimination of historical Acima and Rent-A-Center interest expense, loss on extinguishment of Acima’s pre-existing debt and the amortization of related debt issuance costs, as follows:

	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
Interest expense	$46,684	$46,855	$31,791	$61,748
Other (gains) and charges	2,698	-	2,698	-

Total adjustment	$49,382	$46,855	$34,489	$61,748

(q) Reflects tax effect of the Other transaction accounting pro forma adjustments above at the blended federal and state statutory rate of approximately 25% for the impact of the merger on Rent-A-Center, as follows:

	Year ended December 31, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019	Twelve months ended September 30, 2020
Income tax expense (benefit)	$(12,346)	$(11,714)	$(8,622)	$(15,437)